                                                                Exhibit 10.9
                                 LOAN AGREEMENT

                                 By and Between

                               SILICON VALLEY BANK

                                       and

                      LIONBRIDGE TECHNOLOGIES HOLDINGS B.V.

                          LIONBRIDGE TECHNOLOGIES B.V.

                               September 26, 1997

         This LOAN AGREEMENT is entered into as of September 26, 1997, by and between SILICON VALLEY BANK ("Bank"), a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 40 William Street, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East," LIONBRIDGE TECHNOLOGIES HOLDINGS B.V. ("Holdings"), a company with limited liability, incorporated in the Netherlands and having a principal place of business located at The Sinus Building, Overschiestraat 55, 1062 HN, Amsterdam, The Netherlands and LIONBRIDGE TECHNOLOGIES B.V. ("Operating Company"), a company with limited liability, incorporated in Netherlands and having a principal place of business located at The Sinus Building, Overschiestraat 55, 1062 HN, Amsterdam, The Netherlands (each, a "Borrower" and, collectively, the "Borrowers").


                                    RECITALS

         Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.


                                    AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers and Borrowers' Books relating to any of the foregoing.

                  "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

                  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                  "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) reasonably incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses reasonably incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                  "Borrowers' Books" means all of books and records of Lionbridge - U.S., the Borrowers and the Designated Subsidiaries including, without limitation: ledgers; records concerning Borrowers' assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Borrowing Base" means an amount equal to (a) seventy percent (70%) of Eligible

Trade Accounts and (b) eighty percent (80%) of Eligible Credit-Backed Accounts, each as reasonably determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or The Commonwealth of Massachusetts are authorized or required to close.

                  "Cash Transfer Restriction" has the meaning set forth in
Section 5.15.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Massachusetts Uniform Commercial Code.

                  "Collateral" means the property described on Exhibit A attached hereto.

                  "Committed Revolving Line" means a credit extension of up to Five Million Dollars ($5,000,000).

                  "Consolidated Group" means the Borrowers, Lionbridge-U.S. and their respective Subsidiaries, including the Designated Subsidiaries.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "Credit Extension" means each Advance and any other extension of credit by Bank for the benefit of a Borrower hereunder.

                  "Credit Party" means each of the Borrowers, each Designated Subsidiary and Lionbridge - U.S.

                  "Designated Subsidiaries" means Lionbridge Technologies Ireland, an unlimited company duly incorporated under the laws of Ireland ("Lionbridge - Ireland") and such other entities as may be designated by the Borrowers and accepted as such by the Bank from time to time.

                  "Designated Subsidiary Guarantee" means the Guarantee of Lionbridge - Ireland furnished to the Bank in connection herewith.

                  "Eligible Credit-Backed Accounts" means Accounts that meet the requirements for Eligible Trade Accounts under the definition thereof and that are: (i) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank in accordance with its customary commercial practices less the amount of any deductible(s) which may be or become owing thereon; or (ii) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank in accordance with its customary commercial practices; or (iii) approved by Bank on a case-by-case basis in its sole discretion.

                  "Eligible Trade Accounts" means those Accounts that arise in the ordinary course of the business of the Borrowers or a Designated Subsidiary are payable to a Borrower or a Designated Subsidiary that comply with all representations and warranties to Bank set forth in Section 5. Unless otherwise agreed to by Bank in writing, Eligible Trade Accounts shall not include the following:

                  (a) Accounts that the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

                  (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of invoice date, provided, upon request of the Borrowers, the Bank in its sole discretion shall consider modifying the foregoing requirement for highly creditworthy account debtors

                  (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrowers and the Designated Subsidiaries exceed thirty percent (30%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                  (d) Accounts either not invoiced from or with respect to which no billing, invoicing and receivables records are maintained in the United States, the Netherlands or, in the case of Accounts of Lionbridge - Ireland, Ireland, unless approved in writing by the Bank;

                  (e) Accounts with respect to which the account debtor is a national, federal, state, provincial or local governmental entity or any department, agency, or instrumentality thereof, except for (i) those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to the Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727) and (ii) those Accounts of any other governmental entity or unit only to the extent that the Borrowers are able to demonstrate to the reasonable satisfaction of the Bank and its counsel that in order to assure that the Bank has valid first priority Lien in such Accounts either (A) no further action or filing with a governmental authority is necessary, or (B) whatever further action or filing is necessary has been taken or accomplished.;

                  (f) Accounts with respect to which a Borrower, Lionbridge - U.S. or a direct or indirect Subsidiary of Lionbridge - U.S. or a Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                  (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of a member of the Consolidated Group;

                  (i) unbilled Accounts;

                  (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank reasonably determines in accordance with its customary commercial practices that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (k) Accounts the collection of which Bank reasonably determines in accordance with its customary commercial practices to be doubtful.

                  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder or any law addressing the same or similar subject matter promulgated under the laws of a jurisdiction in which the Borrowers or any Subsidiary is organized or has a place of business.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, provided, however, the Bank acknowledges that with respect to interim non-audited financial statements of the Consolidated Group to be furnished by Lionbridge-U.S. pursuant to the Parent Guaranty there may be inconsistencies with GAAP which in the aggregate shall not be material.

                  "Holdings Pledge Agreements" means those certain agreements (including a certain deed of pledge and a certain letter of deposit) entered into by Holdings in favor of Bank pledging all the outstanding capital stock of the Operating Company and the Designated Subsidiaries, together with stock certificates representing such shares and stock powers or other appropriate instruments of transfer;

                  "Indebtedness" means (i) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations and (iv) all Contingent Obligations.

                  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "Inventory" means all present and future inventory in which a Borrower or a Designated Subsidiary has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of either Borrower or a Designated Subsidiary, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                  "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person, or any guaranty of a loan or advance by another Person.

                  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "Lionbridge-U.S." means Lionbridge Technologies, Inc., a Delaware corporation with a principal place of business at 950 Winter Street #4300, Waltham, Massachusetts 02154.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents, and any other instrument executed by either Borrower or any present or future agreement entered into between Borrowers, Lionbridge - U.S. and any Designated Subsidiary and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of a Significant Credit Party, a Designated Subsidiary which is a Significant Subsidiary or the Consolidated Group taken as a whole; (ii) the ability of a Borrower which is a Significant Credit Party to repay the Obligations or otherwise perform its obligations under the Loan Documents; or (iii) the ability of Lionbridge - U.S. or any Designated Subsidiary which is a Significant Subsidiary to satisfy their obligations under their respective guaranties in favor of the Bank.

                  "Negotiable Collateral" means all present and future letters of credit of which a Borrower or a Designated Subsidiary is a beneficiary and all notes, drafts, instruments, securities, documents of title, and chattel paper of a Borrower or any Designated Subsidiary, and Borrowers' Books relating to any of the foregoing.

                  "Note" means that certain promissory note of the Borrowers, payable to the order of the Bank, the form of which is attached hereto as Exhibit E.

                  "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrowers to others for borrowed money or the deferred purchase that Bank may have obtained by assignment or otherwise.

                  "Parent Guarantee" means the Guarantee of Lionbridge - U.S. furnished to the Bank in connection herewith;

                  "Parent Pledge Agreement" means that certain deed of pledge of shares entered into by Lionbridge-U.S. in favor of the Bank pledging all the outstanding capital stock held by Lionbridge - U.S. in Holdings, together with stock certificates representing such shares and stock powers or other appropriate instruments of transfer.

                  "Parent Security Agreement" means that certain security agreement entered into by Lionbridge - U.S. in favor of the Bank.

                  "Payment Date" means the twenty-fifth calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

                  "Periodic Payments" means all installments or similar recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

                  "Permitted Indebtedness" means:

                  (a) Indebtedness of Borrowers or a Designated Subsidiary in favor of Bank arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in Schedule A;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                  (e)      Indebtedness secured by Permitted Liens;

                  (f) Guaranties by Lionbridge-U.S. of Indebtedness of Lionbridge Technologies (France) to the extent the principal amount of such Indebtedness does not exceed U.S. $1,500,000;

                  (g) Indebtedness of Lionbridge-U.S. in favor of the Bank or any other financial institution (i) in an amount not to exceed U.S. $4,000,000 in connection with the financing of the acquisition of Japanese Language Services , Inc. and (ii) in an amount not to exceed U.S. $568,000 in connection with the financing of the repayment of Indebtedness owed to Stream International Holdings, Inc. pursuant to a promissory note dated December 23, 1996; and

                  (h) Indebtedness in respect of obligations under capital leases, provided that the aggregate amount of such obligations incurred during the term of this Agreement shall not exceed $500,000 at any time; and

                  (i) Guaranties by any Credit Party or Credit Parties of performance obligations to customers or other Indebtedness which otherwise constitutes Permitted Indebtedness (in each case incurred in the ordinary course of business) by any other Credit Party or Credit Parties.

                  "Permitted Investment" means:

                  (a) Investments existing on the Closing Date disclosed in Schedule A; and

                  (b) Investments in compliance with the investment policy of Lionbridge-U.S. as set forth on attached Schedule B;

                  "Permitted Liens" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in Schedule A or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrowers' Books in accordance with GAAP, PROVIDED the same have no priority over any of Bank's security interests; --------

                  (c) Liens (i) upon or in any Equipment acquired or held by any Borrower or any of the Designated Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

                  (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of the business of the Borrowers or the Designated Subsidiaries not interfering in any material respect with the business of Borrowers and the Designated Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license to a Borrower or a Designated Subsidiary provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

                  (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                  "Responsible Officer" means each of the President, the Chief Financial Officer and the Controller of Lionbridge - U.S..

                  "Revolving Maturity Date" means September 25, 1998.

                  "Schedule A" means the schedule of exceptions attached hereto.

                  "Security Documents" means the Parent Pledge Agreement, the Holdings Pledge Agreements, the Parent Guarantee, the Parent Security Agreement, the Designated Subsidiary Guarantee, the Debenture entered into by Lionbridge Ireland in favor of the Bank, Deed of Pledge of Accounts Receivable and Supplementary Deed of Pledge of Accounts Receivable by Holdings, Deed of Pledge of Accounts Receivable and Supplementary Deed of Pledge of Accounts Receivable by the Operating Company, Deed of Pledge of Shares in the Capital of Holdings by Lionbridge -U.S., Deed of Pledge of Shares in the Capital of the Operating Company by Holdings.

                  "Significant Credit Party" shall mean each of the Credit Parties other than the Operating Company.

                  "Significant Subsidiary" means Lionbridge Ireland and any Subsidiary the gross revenues or assets of which comprise twenty percent (20%) or more of the gross revenues or assets of the Consolidated Group.

                  "Subordinated Debt" means any debt incurred by a Borrower or a Designated Subsidiary that is subordinated to the debt owing by Borrowers to Bank on terms acceptable to Bank (and identified as being such by Borrowers and Bank).

                  "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such

Person or one of more Affiliates of such Person.

                  1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein or any other Loan Document shall be construed in all the Loan Documents in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/"includes" shall always be read as meaning "including (or includes) without limitation," when used herein or in any other Loan Document.

         2.       LOANS AND TERMS OF PAYMENT

                  2.1 ADVANCES. Borrowers promise to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.


                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrowers in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement. All Advances shall be made in U.S. dollars.

                  (b) Whenever a Borrower desires an Advance, such Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m., California time on the Business Day on which the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to the deposit account of the Borrower making such request.

                  (c) The Borrowers expressly acknowledge that no borrowings may be requested by Borrowers at any time when Lionbridge-U.S. is not in compliance with the financial covenants set forth in the Parent Guarantee.

                  (d) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section
         2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                  2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.


                  2.3      INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance, at a rate per annum equal to one (1) percentage point above the Prime Rate.

                  (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate per annum equal to four (4) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.


                  (c) PAYMENTS. Interest hereunder shall be due and payable on each Payment Date. Borrowers hereby authorize Bank to debit any accounts with Bank, including, without limitation, Account Number 3300095832 of Holdings and Account Number 3300095870 of the Operating Company, for payments of principal and interest due on the Obligations and any other amounts owing by Borrowers to Bank. Bank will notify Borrowers of all debits that Bank has made against Borrowers' accounts. Any such debits against Borrowers accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m., California time, on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specify. After the occurrence and during the continuation of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to the deposit account of the appropriate Borrower with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5      FEES.  Borrower shall pay to Bank the following:

                  (a) FACILITY FEE. Bank acknowledges receipt of the Facility Fee equal to Fifty Thousand Dollars ($50,000). Borrowers agree that such fee is fully earned and non-refundable;


                  (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrowers' Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrowers performed from time to time by Bank or its agents, provided, however, as long as no Event of Default has occurred and is continuing, the Bank shall not perform more than two such audits and appraisals per Borrower in any year;


                  (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.


                  2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):


                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any Advances, Bank shall notify Borrowers thereof. Borrowers agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error, provided, however, in no event shall the Borrowers be responsible for any such cost, reduction or expense incurred or experienced by the Bank more than ninety (90) days prior to the date any such statement is given to the Borrowers.

                  2.7      TAX MATTERS.

                  (a) Any and all payments made by the Borrowers hereunder or under the Note or any other Loan Document shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). In no event shall the term "Taxes" include taxes imposed upon income of the Bank by the Netherlands or any governmental entity outside the United States. If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under such instrument, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph 2.7) the Bank receives an amount equal to the sum it would have received had no such deductions been made,(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Note or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers will indemnify the Bank for the full amount of Taxes or Other

         Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph 2.7) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 15 days from the date the Bank makes written demand therefor.

                  (d) Within 15 days after the date of any payment of Taxes the Borrowers will upon request of Bank therefor furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, the Borrowers will upon request of Bank therefor furnish to the Bank a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Bank, in either case stating that such payment is exempt from or not subject to Taxes.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subparagraphs (a) through (d) above shall survive the payment in full of principal and interest hereunder and under the Note.

                  2.8 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.       CONDITIONS OF LOANS

                  3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:


                  (a) this Agreement and the Note;

                  (b) the Security Documents;

                  (c) a notarial certificate (or certificate of Managing Director) with respect to each Borrowers' Articles of Association, extract from the Trade Register of The Chamber of Commerce, the identity of the Managing Directors, and resolutions authorizing the execution and delivery of this Agreement and a notarial certificate certifying that each Borrower is duly registered, legally existing and duly incorporated;

                  (d) opinions of Borrowers' counsel and Bank's special Dutch and Irish counsel;

                  (e) financing statements (Forms UCC-1) duly executed by Lionbridge-U.S.;

                  (f) insurance certificate;

                  (g) payment of the fees and Bank Expenses then due specified in Section 2.5(c) hereof;

                  (h) a certificate or certificates of the appropriate governmental authority of the jurisdiction of organization of each Designated Subsidiary, dated as of a recent date, certifying that such Designated Subsidiary is duly organized and legally existing under the law of such jurisdiction;

                  (i) financial statements with respect to the Consolidated Group as previously requested by the Bank; and

                  (j) such other documents, and completion of such other matters, as Bank may reasonably request.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:


                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrowers on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

         4.       CREATION OF SECURITY INTEREST

                  4.1 GRANT OF SECURITY INTEREST. Borrowers agree to enter into such documentation as is necessary in order to grant and pledge to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Except as set forth in Schedule A, such security interests shall constitute a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  4.2 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrowers' Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, condition of, or any other matter relating to, the Collateral.


         5.       REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants as follows:

                  5.1 DUE ORGANIZATION AND QUALIFICATION. Each Borrower and each Designated Subsidiary is a corporation duly registered, legally existing and duly incorporated under the laws of its jurisdiction of organization and qualified or licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified or licensed. The Borrowers and the Designated Subsidiaries have no Subsidiaries except as set forth on Schedule A.

                  5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents to which they are a party are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrowers' organizational documents, nor will they constitute an event of default under any material agreement to which any Borrower is a party or by which any Borrower is bound which default could have a Material Adverse Effect. No Borrower is in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                  5.3 NO PRIOR ENCUMBRANCES. Each Borrower has good and indefeasible title to each item of the Collateral free and clear of Liens, except for Permitted Liens.

                  5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Trade Accounts and the Eligible Credit-Backed Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Trade Accounts and the Eligible Credit-Backed Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Neither Borrowers nor the Designated Subsidiaries have received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Trade Account or an Eligible Credit-Backed Account.

                  5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and has marketable quality, free from all material defects.

                  5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in Schedule A, Borrowers have not done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive offices of each Borrower is located at The Sinus Building, Overschiestraat 55, 10 62 HN, Amsterdam, The Netherlands.

                  5.7 LITIGATION. Except as set forth in Schedule A, there are no actions or proceedings pending, or, to Borrowers' knowledge, threatened by or against either Borrower or any Designated Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrowers' interest or Bank's security interest in any material portion of the Collateral. Borrowers do not have knowledge of any such pending or threatened actions or proceedings.

                  5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to the Consolidated Group that have been delivered by Lionbridge-U.S. to Bank fairly present in all material respects the consolidated financial condition of the Consolidated Group as of the date thereof and consolidated results of operations of the Consolidated Group for the period then ended. There has not been a material adverse change in the consolidated financial condition of the Consolidated Group since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date which change has had or could reasonably be expected to have a Material Adverse Effect.

                  5.9 SOLVENCY. The fair saleable value of Borrowers' assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; the Borrowers are not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrowers are able to pay their debts (including trade debts) as they mature.

                  5.10 REGULATORY COMPLIANCE. Borrowers are not subject to any applicable law that restricts or limits their ability to enter into this Agreement or carry out the transactions contemplated hereby. No Borrower and no Designated Subsidiary has violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

                  5.11 ENVIRONMENTAL CONDITION. None of Borrowers' or any Designated Subsidiary's properties or assets has ever been used by Borrowers or any Designated Subsidiary or, to the best of Borrowers' knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrowers' knowledge, no properties or assets of a Borrower or a Designated Subsidiary has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by a Borrower or any Designated Subsidiary; and no Borrower and no Designated Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by a Borrower or any Designated Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

                  5.12 TAXES. Except as disclosed in SCHEDULE A, each member of the Consolidated Group has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.


                  5.13 SUBSIDIARIES. No Borrower and no Designated Subsidiary owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.


                  5.14 GOVERNMENT CONSENTS. Except as disclosed in Schedule A, Borrowers and each Designated Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of their businesses as currently conducted.


                  5.15 ABSENCE OF CASH TRANSFER RESTRICTIONS. Neither Lionbridge Technologies (France) ("Lionbridge-France") nor Lionbridge-Ireland is subject to any restriction or constraint under any agreement, contract or arrangement to which it is a party (including without limitation in connection with any financing), or, except as described on SCHEDULE A, under applicable law, that would impede or interfere with its ability to declare and pay cash dividends to Holdings or to borrow funds from or advance funds to any member of the Consolidated Group (collectively, a "Cash Transfer Restriction").

                  5.16 FULL DISCLOSURE. No representation, warranty or other statement made by Borrowers in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in the light of the circumstances under which they are made, not misleading.


         6.       AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrowers shall do all of the following:

                  6.1 LEGAL EXISTENCE. Borrowers shall maintain their and cause each of the Designated Subsidiaries to maintain their legal existence in its jurisdiction of incorporation and maintain qualification or licensure in each jurisdiction in which the failure to so qualify or be licensed could reasonably be expected to have a Material Adverse Effect. Borrowers shall maintain, and shall cause each of the Designated Subsidiaries to maintain, to the extent consistent with prudent management of Borrowers' businesses, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

                  6.2 GOVERNMENT COMPLIANCE. Borrowers shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any material portion on the Collateral or the priority of Bank's Lien on any material portion of the Collateral.


                  6.3 REPORTS. Within thirty (30) days after the last day of each month, the Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable and accounts payable. Upon request of the Bank from time to time, the Borrower will provide the Bank back-up information and records regarding any particular Account, including the exact name, billing address, contact party and phone number of the account debtor and the invoice number and purchase order number of the Account in question, provided, however, nothing herein shall permit the Bank to contact any account debtor except in accordance with the provisions of Section 9.3.

         Bank shall have a right from time to time hereafter to audit Borrowers' Accounts at Borrowers' expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                  6.4 INVENTORY; RETURNS. Borrowers shall keep, and shall cause each Designated Subsidiary to keep, all Inventory in good and marketable condition, free from all material defects. Allowances, if any, as between a Borrower or a Designated Subsidiary and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower or Designated Subsidiary, as they exist at the time of the execution and delivery of this Agreement. Borrowers shall promptly notify Bank of all disputes and claims involving a Borrower or a Designated Subsidiary, where the dispute or claim involves more than One Hundred Fifty Thousand Dollars ($150,000).

                  6.5 TAXES. Borrowers shall make, and shall cause each Designated Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrowers will make, and will cause each Designated Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning social welfare, state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that each Borrower and Designated Subsidiary has made such payments or deposits; provided that a Borrower or a Designated Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by such Borrower or such Designated Subsidiary and (iii) no lien other than a Permitted Lien results.

                  6.6      INSURANCE.

                  (a) Borrowers, at their expense, shall keep and shall cause each Designated Subsidiary to keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where the businesses of the Borrowers and such Designated Subsidiaries are conducted on the date hereof. Borrowers shall also maintain insurance relating to the ownership and use of the Collateral by the Borrowers and the Designated Subsidiaries in amounts and of a type that are customary to similar businesses.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank in accordance with its standard commercial practices. To the extent commercially available in the jurisdiction in question, all such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days' notice to Bank before canceling its policy or diminishing coverage thereunder for any reason. At Bank's request, Borrowers shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  6.7 DEPOSITORY. Borrowers and the Designated Subsidiaries shall maintain a depository account with Bank.

                  6.8 FURTHER ASSURANCES. At any time and from time to time Borrowers shall, and shall cause each Designated Subsidiary to, execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.


         7.       NEGATIVE COVENANTS

         Each Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, neither Borrower nor any Designated Subsidiary will do any of the following:

                  7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Designated Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of a Borrower or a Designated Subsidiary in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment.

                  7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business, or permit any of its Designated Subsidiaries to engage in any business, other than the businesses in which they are currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer any decrease in the percentage of capital stock of Holdings which is owned by Lionbridge - U.S. to less than a majority of all capital stock of Holdings on a fully-converted and fully-diluted basis or suffer any decrease in the percentage of capital stock of Operating Company which is owned by Holdings. No Borrower and no Designated Subsidiary will, without at least ten (10) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations, provided, however, the Bank shall consent to shorter advance notice as long as the Borrowers are able to demonstrate to the reasonable satisfaction of the Bank that the Bank is not required to take any action in order to preserve its Lien on the Collateral in connection with such relocation or new office.

                  7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that if no Event of Default has occurred and is continuing or would exist after giving effect to such action, (a) a Subsidiary may merge into another Subsidiary or into either Borrower or a Designated Subsidiary, and (b) a Borrower or a Designated Subsidiary may merge with another entity as long as (i) the Borrower or such Designated Subsidiary is the surviving party in such merger, and (ii) the other entity is in the same, a related or a complimentary business.

                  7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Designated Subsidiary so to do, other than Permitted

         Indebtedness.


                  7.5 LIENS. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Designated Subsidiaries so to do, except for Permitted Liens.


                  7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.


                  7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Designated Subsidiaries so to do, other than Permitted Investments.


                  7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction (other than Permitted Indebtedness and Permitted Investments) with any Affiliate of either Borrower or a Designated Subsidiary except for transactions that are in the ordinary course of Borrowers' businesses, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.


                  7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Designated Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.



                  7.10 COMPLIANCE. Violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on a material portion of the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Designated Subsidiaries to do any of the foregoing.


                  7.11 NO CASH TRANSFER RESTRICTIONS. The Borrowers shall not permit Lionbridge-France, Lionbridge-Ireland, any other Designated Subsidiary or any other of their direct or indirect Subsidiaries to become subject to any Cash Transfer Restriction.


         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

                  8.1 PAYMENT DEFAULT. If either Borrower fails to pay, when due, any of the Obligations.

                  8.2      COVENANT DEFAULT.

                  (a) If either Borrower fails to perform any obligation under or violates any of the covenants contained in Section 7 of this Agreement, or

                  (b) If any Credit Party fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Credit Party and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by a Credit Party be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional reasonable period (which shall not in any case exceed forty-five (45) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

         8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a change in the business, operations, or condition (financial or otherwise) of a Significant Credit Party which would have a Material Adverse Effect, or
         (ii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

                  8.4 ATTACHMENT. If any material portion of the assets of a Significant Credit Party is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if a Significant Credit Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of the assets of a Credit Party, or if a notice of lien, levy, or assessment is filed of record with respect to any of the assets of a Significant Credit Party by the United States Government or any foreign government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after receipt of notice thereof by the affected Significant Credit Party, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by a Significant Credit Party(provided that no Credit Extensions will be required to be made during such cure period);

                  8.5 INSOLVENCY. If a Significant Credit Party becomes insolvent, or if an Insolvency Proceeding is commenced either by Borrower, or if an Insolvency Proceeding is commenced against a Significant Credit Party and is not dismissed or stayed within sixty (60) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);


                  8.6 OTHER AGREEMENTS. If there is a default in any agreement to which a Significant Credit Party is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;


                  8.7 SUBORDINATED DEBT. If a Significant Credit Party makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;


                  8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against a Significant Credit Party and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or


                  8.9 MISREPRESENTATIONS. If there exists any material misrepresentation or material misstatement exists in any warranty or representation when made and set forth herein or in any certificate or writing delivered to Bank by a Credit Party or any Person acting on behalf of a Credit Party pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         9.       BANK'S RIGHTS AND REMEDIES

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following to the extent permitted by applicable law, all of which are authorized by Borrowers:


                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (d) Without notice to or demand upon Borrowers, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate which is reasonably convenient to Bank and Borrowers. Borrowers authorize Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which is prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' premises, Borrowers hereby grant Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (e) Without notice to Borrowers set off and apply to the Obligations then due and payable any and all (i) balances and deposits of Borrowers held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Bank;

                  (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                  (g) Bank may credit bid and purchase at any public sale, or private sale as permitted by law;

                  (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers and any excess; if any, shall, to the extent permitted or required under applicable law, be returned to Borrowers; and

                  (i) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

                  9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoint Bank (and any of Bank's designated officers, or employees) as Borrowers' true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;

(b) endorse Borrowers' names on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrowers' names on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrowers' policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrowers' attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                  9.3 ACCOUNTS COLLECTION. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to either Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrowers shall collect all amounts owing to Borrowers for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 BANK EXPENSES. If either Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                  9.5 BANK'S LIABILITY FOR COLLATERAL. To the extent permitted by applicable law, so long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

                  9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrowers' part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 DEMAND; PROTEST. Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrowers may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a nationally recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

         If to Borrowers:
                                c/o Lionbridge Technologies, Inc.
                                950 Winter Street #4300
                                Waltham, Massachusetts  02154
                                Attn: Stephen J. Lifshatz
                                Fax:  (617) 890-3799

         With copies to:        Testa, Hurwitz & Thibeault LLP
                                125 High Street
                                Boston, MA  02110
                                Attn:  Mark D. Smith, Esq.
                                Fax:   (617) 248-7100

         If to Bank:
                                Silicon Valley Bank
                                3003 Tasman Drive
                                Santa Clara, California  95054
                                Attn: Greg Linvill, Vice President
                                Fax: (408) 496-2429

         With copies to:
                                Silicon Valley East
                                40 William Street
                                Wellesley, Massachusetts  02181
                                Attn: Andrew H. Tsao, Vice President
                                Fax: (617) 431-9906

                                Sullivan & Worcester LLP
                                One Post Office Square
                                Boston, MA  02109
                                Attn: Dennis J. White, Esq.
                                Fax: (617) 338-2880

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE BORROWERS AND BANK HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, BUT IF FOR ANY REASON THE BANK IS DENIED ACCESS TO SUCH COURTS, THEN IN SUCH EVENT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS

                  12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrowers without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in a part of or any interest in, Bank's obligations, rights and benefits hereunder to another financial institution with the consent of the Borrowers which shall not be unreasonably withheld, conditioned or delayed, provided that in no event shall the Bank cease to hold a majority of the outstanding Advances or cease to be the lead or agent bank.

                  12.2 INDEMNIFICATION. Borrowers shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against:
(a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.


                  12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.


                  12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrowers and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.


                  12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.


                  12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run; provided that so long as the obligations referred to in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Credit Extensions or to make any other loans to Borrowers, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

                  12.8 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective permitted transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

                  12.9 COUNTERSIGNATURE. This agreement shall become effective only when it shall have been executed by each Borrower and Bank, provided, however, in no event shall this agreement become effective until signed by an officer of the Bank in California.


                  12.10 JOINT AND SEVERAL OBLIGATIONS; LIMITATION OF LIABILITY. Each and every representation, warranty, covenant and agreement made by any of the Borrowers, hereunder and under the other Loan Documents shall be joint and several, whether or not so expressed, and such obligations of any of the Borrowers shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim any Borrower may have against any other Borrower, or the Bank, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition affecting any other Borrower, including without limitation (a) any waiver, consent, extension, renewal, indulgence or other action or inaction under or in respect of this Agreement or any other Loan Document, or any agreement or other document related thereto with respect to any other Borrower, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such agreement or instrument with respect to the other Borrower, or the failure to give notice of any of the foregoing to the other Borrower; (b) any invalidity or unenforceability, in whole or in part, of any such agreement or instrument with respect to any other Borrower; (c) any failure on the part of any other Borrower for any reason to perform or comply with any term of any such agreement or instrument; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any other Borrower or its properties or creditors; or
(e) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, with respect to any other Borrower. Each Borrower hereby waives any requirement of diligence or promptness on the part of the Bank in the enforcement of their respective rights hereunder or under any other Loan Document with respect to the obligations of itself or of the other Borrowers. Without limiting the foregoing, any failure to make any demand upon, to pursue or exhaust any rights or remedies against a

Borrower, or any delay with respect thereto, shall not affect the obligations of the other Borrowers hereunder or under any other Loan Document. Notwithstanding anything in this Agreement to the contrary, the liability of the Operating Company hereunder shall in no event exceed the greater of (i) the Advances and other Credit Extensions made directly to the Operating Company, and (ii) an amount equal to the aggregate of (a) the net worth of the Operating Company as calculated in accordance with GAAP; and (b) the aggregate amount of accounts receivable of the Company. Each of the Borrowers hereby designates and appoints the Responsible Officers of Lionbridge U.S. to act on their behalf in request Advances under this Agreement and otherwise dealing with the Bank in connection therewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  LIONBRIDGE TECHNOLOGIES HOLDINGS B.V.

                                  By: ________________________
                                      Name:___________________
                                      Title:__________________


                                  LIONBRIDGE TECHNOLOGIES B.V.

                                  By: ________________________
                                      Name:___________________
                                      Title:__________________



                                  SILICON VALLEY BANK, doing business as
                                  SILICON VALLEY EAST

                                  By: ________________________
                                      Name:___________________
                                      Title:__________________


                                  SILICON VALLEY BANK

                                  By: ________________________
                                      Name:___________________
                                      Title:__________________
                                      (signed in Santa Clara, California)

                                    EXHIBIT A


         The Collateral shall consist of all right, title and interest of each Borrower in and to the following:

         (a) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         (b) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         (c) All Borrower's Books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B
                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                DATE:

FAX#:                                               TIME:


                      Lionbridge Technologies Holdings B.V.
FROM:                     LIONBRIDGE TECHNOLOGIES B.V.
     ---------------------------------------------------------------------------
                         [cross out inapplicable party]

                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                         TO ACCOUNT #
              ------------------------             -----------------------------

REQUESTED TRANSACTION TYPE             REQUEST DOLLAR AMOUNT
--------------------------             ---------------------

PRINCIPAL INCREASE (ADVANCE)           $
                                        ----------------------------------
PRINCIPAL PAYMENT (ONLY)               $
                                        ----------------------------------
INTEREST PAYMENT (ONLY)                $
                                        ----------------------------------
PRINCIPAL AND INTEREST (PAYMENT)       $
                                        ----------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.



          Authorized Requester                      Phone #


           Received By (Bank)                       Phone #


                           Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrowers:        Lionbridge Technologies B.V. and Lionbridge Technologies
                  Holdings B.V. and Lionbridge Technologies Ireland
Bank:             Silicon Valley Bank

Commitment        Amount: $5,000,000
--------------------------------------------------------------------------------

ACOUNTS RECEIVABLE(1)

         1.       Accounts Receivable Book Value as of                                  $
                                                                                         --------------------
         2.       Additions (please explain on reverse)                                 $
                                                                                         --------------------
         3.       TOTAL ACCOUNTS RECEIVABLE                                             $
                                                                                         --------------------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.       Amounts over 120 days due                                             $
                                                                                         --------------------
         5.       Balance of 50% over 90 day accounts                                   $
                                                                                         --------------------
         6.       Concentration Limits                                                  $
                                                                                         --------------------
         7.       Foreign Accounts (excl. Ireland & The Netherlands)                    $
                                                                                         --------------------
         8.       Governmental Accounts (unless qualified)                              $
                                                                                         --------------------
         9.       Contra Accounts                                                       $
                                                                                         --------------------
         10.      Promotion or Demo Accounts                                            $
                                                                                         --------------------
         11.      Intercompany/Employee Accounts                                        $
                                                                                         --------------------
         12.      Other (please explain on reverse)                                     $
                                                                                         --------------------
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                  $
                                                                                         --------------------

         LOAN VALUE
         14.      Eligible Trade Accounts (#3 minus #13)                                $
                                                                                         --------------------
         15.      Loan Value of Eligible Trade Accounts (70% of #14)                    $
                                                                                         --------------------
         16.      Eligible Credit-Backed Accounts                                       $
                                                                                         --------------------
         17.      Loan Value of Eligible Credit-Backed Accounts (80% of #16)            $
                                                                                         --------------------
         18.      LOAN VALUE OF ACCOUNTS (#15 and #17)                                  $
                                                                                         --------------------

         BALANCES
         19.      Maximum Loan Amount                                                   $5,000,000
                                                                                         --------------------
         20.      Total Funds Available [Lesser of #18 or #19]                          $
                                                                                         --------------------
         21.      Present balance owing on Line of Credit                               $
                                                                                         --------------------
         22.      Outstanding under Sublimits ( )                                       $
                                                                                         --------------------
         23.      RESERVE POSITION (#20 minus #21 and #22)                              $
                                                                                         --------------------

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:


------------------------------------

By:
   ---------------------------------
          Authorized Signer


Includes receivables of the Borrowers and the Designated Subsidiares under the subject Loan Agreement.

                                    EXHIBIT D
                                 PROMISSORY NOTE

                     DISBURSEMENT REQUEST AND AUTHORIZATION


BORROWER:         Lionbridge Technologies Holdings B.V.

                  Lionbridge Technologies B.V.        BANK:  Silicon Valley Bank

--------------------------------------------------------------------------------


LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $5,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:  Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                                            REVOLVING LINE
                                                                                            --------------

      Amount paid to Borrower directly                                                       $
                                                                                              --------
      Undisbursed Funds                                                                      $
                                                                                              --------

      Principal                                                                              $
                                                                                              --------

CHARGES PAID IN CASH.  Borrower has paid or will pay in cash as agreed the following charges:

      Prepaid Finance Charges Paid in Cash:                                                  $
                                                                                              --------
                $50,000    Loan Fee
               --------
              $            Accounts Receivables Audit
               --------

      Other Charges Paid in Cash:                                                            $
                                                                                              --------
              $            UCC Search Fees
               --------
              $            UCC Filing Fees
               --------
              $            Patent Filing Fees
               --------
              $            Trademark Filing Fees
               --------
              $            Copyright Filing Fees
               --------
              $            Outside Counsel Fees and Expenses (ESTIMATE, DO NOT LEAVE BLANK)
               --------

      Total Charges Paid in Cash                                                             $
                                                                                               -------

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered *** the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF __________________, 19___.

BORROWER:


-------------------------------

-------------------------------
Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE


GRANTOR:          Lionbridge Technologies Holdings B.V.
                  Lionbridge Technologies B.V.        BANK:  Silicon Valley Bank

--------------------------------------------------------------------------------



              INSURANCE REQUIREMENTS. Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V. ("Grantors") understand that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantors by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

         Collateral:       All Inventory, Equipment and Fixtures.
         Type:             All risks, including fire, theft and liability.
         Amount:           Full insurable value.
         Basis:            Replacement value.
         Endorsements:     Loss payable clause to Bank with stipulation that
                           coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

              INSURANCE COMPANY. Grantors may obtain insurance from any insurance company Grantors may choose that is reasonably acceptable to Bank. Grantors understand that credit may not be denied solely because insurance was not purchased through Bank.

              FAILURE TO PROVIDE INSURANCE. Grantors agree to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of for December 31, 19___, or earlier. Grantors acknowledge and agree that if Grantors fail to provide any required insurance or fail to continue such insurance in force, Bank may do so at Grantors' expense as provided in the Loan Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTORS ACKNOWLEDGE THAT
IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF
THE LOAN; HOWEVER, GRANTORS' EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

              AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantors authorize Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

              GRANTORS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED FOR DECEMBER 31, 19___.


GRANTORS:

-------------------------------

-------------------------------


X
-------------------------------
  Authorized Officer


-------------------------------

-------------------------------


X
-------------------------------

  Authorized Officer


                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION

DATE:                                       PHONE:
     --------------------------------------       -----------------------------
AGENT'S NAME:
             ------------------------------------------------------------------

INSURANCE COMPANY:
                  -------------------------------------------------------------

POLICY NUMBER:
              -----------------------------------------------------------------

EFFECTIVE DATES:
                ---------------------------------------------------------------

COMMENTS:
         ----------------------------------------------------------------------

                                TABLE OF CONTENTS

    1.       DEFINITIONS AND CONSTRUCTION.................................................................................1
                      1.1     Definitions.................................................................................1
                      1.2     Accounting and Other Terms..................................................................8

    2.       LOANS AND TERMS OF PAYMENT...................................................................................8
                      2.1     Advances....................................................................................8
                      2.2     Overadvances................................................................................8
                      2.3     Interest Rates, Payments, and Calculations..................................................9
                      2.4     Crediting Payments..........................................................................9
                      2.5     Fees........................................................................................9
                      2.6     Additional Costs...........................................................................10
                      2.8     Term.......................................................................................11

    3.       CONDITIONS OF LOANS.........................................................................................11
                      3.1     Conditions Precedent to Initial Advance....................................................11
                      3.2     Conditions Precedent to all Advances.......................................................12

    4.       CREATION OF SECURITY INTEREST...............................................................................12
                      4.1     Grant of Security Interest.................................................................12
                      4.2     Right to Inspect...........................................................................12

    5.       REPRESENTATIONS AND WARRANTIES..............................................................................12
                      5.1     Due Organization and Qualification.........................................................12
                      5.2     Due Authorization; No Conflict.............................................................13
                      5.3     No Prior Encumbrances......................................................................13
                      5.4     Bona Fide Eligible Accounts................................................................13
                      5.5     Merchantable Inventory.....................................................................13
                      5.6     Name; Location of Chief Executive Office...................................................13
                      5.7     Litigation.................................................................................13
                      5.8     No Material Adverse Change in Financial Statements.........................................13
                      5.9     Solvency...................................................................................13
                      5.10    Regulatory Compliance......................................................................13
                      5.11    Environmental Condition....................................................................14
                      5.12    Taxes......................................................................................14
                      5.13    Subsidiaries...............................................................................14
                      5.14    Government Consents........................................................................14
                      5.15    Absence of Cash Transfer Restrictions......................................................14
                      5.16    Full Disclosure............................................................................14

    6.       AFFIRMATIVE COVENANTS.......................................................................................14
                      6.1     Legal Existence.  .........................................................................14
                      6.2     Government Compliance......................................................................15
                      6.3     Reports.  .................................................................................15
                      6.4     Inventory; Returns.........................................................................15
                      6.5     Taxes......................................................................................15
                      6.6     Insurance..................................................................................15
                      6.7     Depository.................................................................................16
                      6.8     ...........................................................................................16
    Further Assurances...................................................................................................16

    7.       NEGATIVE COVENANTS..........................................................................................16
                      7.1     Dispositions...............................................................................16
                      7.2     Changes in Business, Ownership, or Management, Business Locations..........................16
                      7.3     Mergers or Acquisitions....................................................................16
                      7.4     Indebtedness...............................................................................17
                      7.5     Liens......................................................................................17
                      7.6     Distributions..............................................................................17
                      7.7     Investments................................................................................17


    7.8      Transactions with Affiliates................................................................................17
                      7.9     Subordinated Debt..........................................................................17
                      7.10    Compliance.................................................................................17
                      7.11    No Cash Transfer Restrictions..............................................................17

    8.       EVENTS OF DEFAULT...........................................................................................17
                      8.1     Payment Default............................................................................17
                      8.2     Covenant Default...........................................................................17
                      8.3     Material Adverse Change....................................................................18
                      8.4     Attachment.................................................................................18
                      8.5     Insolvency.................................................................................18
                      8.6     Other Agreements...........................................................................18
                      8.7     Subordinated Debt..........................................................................18
                      8.8     Judgments..................................................................................18
                      8.9     Misrepresentations.........................................................................18

    9.       BANK'S RIGHTS AND REMEDIES..................................................................................19
                      9.1     Rights and Remedies........................................................................19
                      9.2     Power of Attorney..........................................................................20
                      9.3     Accounts Collection........................................................................20
                      9.4     Bank Expenses..............................................................................20
                      9.5     Bank's Liability for Collateral............................................................20
                      9.6     Remedies Cumulative........................................................................20
                      9.7     Demand; Protest............................................................................20

    10.      NOTICES.....................................................................................................21

    11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..................................................................21

    12.      GENERAL PROVISIONS..........................................................................................22
                      12.1    Successors and Assigns.....................................................................22
                      12.2    Indemnification............................................................................22
                      12.3    Time of Essence............................................................................22
                      12.4    Severability of Provisions.................................................................22
                      12.5    Amendments in Writing, Integration.........................................................22
                      12.6    Counterparts...............................................................................22
                      12.7    Survival...................................................................................22
                      12.8    Confidentiality............................................................................23
                      12.9    Countersignature...........................................................................23
                      12.10   Joint and Several Obligations; Limitation of Liability.....................................23

    EXHIBITS AND SCHEDULES
             EXHIBITS
             A - Description of Collateral
             B - Loan Payment/Advance Telephone Request Form
             C - Borrowing Base Certificate
             D - Promissory Note

             SCHEDULES
             A - Disclosure Schedule
             B - Investment Policy